10.36

FIRST LIEN PROMISSORY NOTE
US Obligors: $20,000,000
Canada Obligors: $7,500,000                                February 19, 2016
For value received, each of ASSOCIATED MATERIALS INCORPORATED (f/k/a AMH Intermediate Holdings Corp.), a Delaware corporation (“Holdings”), ASSOCIATED MATERIALS, LLC, a Delaware limited liability company (the “Company”), GENTEK HOLDINGS, LLC, a Delaware limited liability company (“Gentek Holdings”) and GENTEK BUILDING PRODUCTS, INC., a Delaware corporation (“Gentek Building Inc.” and together with the Company and Gentek Holdings, each individually a “US Borrower” and, collectively, the “US Borrower”), AMH NEW FINANCE, INC. (f/k/a Carey New Finance, Inc.) (“AMH Finance” and together with the US Borrowers and Holdings, the “US Obligors”), unconditionally promises to pay to the order of H&F Finco llc (together with its permitted successors and assigns, the “2016 Lender”), the principal sum of TWENTY MILLION DOLLARS ($20,000,000), plus interest on the unpaid principal balance hereof, commencing as of the date hereof until repaid at the rates set forth in this Note.
For value received, each of ASSOCIATED MATERIALS CANADA LIMITED, an Ontario corporation (“Associated Canada”), GENTEK CANADA HOLDINGS LIMITED, an Ontario corporation (“Gentek Canada”) and GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, an Ontario limited partnership (“Gentek Building LP” and together with Associated Canada and Gentek Canada, each individually a “Canadian Borrower” and, collectively, the “Canadian Borrower” or the “Canadian Grantors”, as the case may be; the Canadian Borrowers, together with the US Borrowers, each individually a “Borrower” and, collectively, the “Borrowers”; the Canadian Grantors, together with the US Obligors, each individually an “Obligor” and, collectively, the “Obligor”), unconditionally promises to pay to the order of the 2016 Lender the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), plus interest on the unpaid principal balance thereof, commencing as of the date hereof until repaid at the rates set forth in this Note.

1.	Definitions
For purposes of this Note, the following terms shall have the meanings set forth below:
“AMH Finance” has the meaning set forth in the preamble.
“Associated Canada” has the meaning set forth in the preamble.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state, foreign, provincial or territorial law for the relief of debtors, including the Bankruptcy and Insolvency Act and the Companies Creditors Arrangement Act (Canada) and the Winding Up and Restructuring Act (Canada).
“Borrower” has the meaning set forth in the preamble.
“Canadian Borrower” has the meaning set forth in the preamble.
“Canadian Grantor” has the meaning set forth in the preamble.
“Canadian Guarantee” means the Guarantee dated as of the date hereof made by each Canadian Guarantor in favor of the 2016 Lender.

“Canadian Guarantor” means each Canadian Grantor and each Canadian Subsidiary (other than an Excluded Subsidiary) that is or from time to time becomes a “Canadian Guarantor” under the Existing Credit Agreement.
“Canadian Loan” means the loan to Canadian Borrowers evidenced by this Note, and all renewals, replacements, extensions and amendments thereof.
“Canadian Obligations” means the collective reference to:
(a)    the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Canadian Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Canadian Borrowers or any other Canadian Obligor to any of the Secured Parties under this Note and the other Note Documents,
(b)     the due and punctual performance of all covenants, agreements, obligations and liabilities of the Canadian Borrowers under or pursuant to this Note and the other Note Documents, and
(c)     the due and punctual payment and performance of all the covenants, agreements, and liabilities of each Canadian Obligor under or pursuant to this Note or the other Note Documents.
“Canadian Pledge Agreement- Canadian Grantors” means the Canadian Pledge Agreement dated as of the date hereof entered into by the Canadian Grantors and the 2016 Lender with respect to the Canadian Obligations.
“Canadian Pledge Agreement- US Obligations” means the Canadian Pledge Agreement dated as of the date hereof entered into by Gentek Building Inc. and the 2016 Lender with respect to the Obligations.
“Canadian Security Agreement” means the Security Agreement dated as of the date hereof, entered into by Canadian Grantors, the other grantors party thereto and the 2016 Lender with respect to the Canadian Obligations.
“Canadian Security Documents” means, collectively, the Canadian Pledge Agreement- Canadian Grantors, the Canadian Pledge Agreement - US Obligations, the Canadian Security Agreement, the Deed of Hypothec, any intellectual property security agreements, the US Security Agreement (with respect to the Canadian Obligations), the US Pledge Agreement (with respect to the Canadian Obligations) and each other security agreement, mortgage or other instrument or document executed and delivered pursuant to Section 9.6 or pursuant to any of the Note Documents to secure or perfect the security interest securing any or all of the Canadian Obligations.
“Closing Date” means the date hereof, which is February 19, 2016.
“Company” has the meaning set forth in the preamble.
“Deed of Hypothec” means the deed of hypothec granted by the Canadian Grantors in favor of the 2016 Lender with respect to the Canadian Obligations.
“Dollars” and “$” means the lawful currency of the United States.
“Event of Default” has the meaning set forth in Section 10.
“Excess Availability (Tranche A)” means, as of any date of determination, an amount equal to the sum of US Tranche A Excess Availability and the Canadian Tranche A Excess Availability.

“Existing Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement, dated as of April 18, 2013, as amended by Amendment No. 1 dated as of March 23, 2015, as further amended by Amendment No. 2 dated as of December 7, 2015, and as further amended by Amendment No. 3 dated as of February 19, 2016 (but without giving effect to any other amendments, restatements, modifications or waivers thereto), among US Borrowers as “US Borrowers”, AMH Finance as an additional “Grantor”, Canadian Borrowers as “Canadian Borrowers”, the persons from time to time party thereto as “Lenders”, UBS AG, STAMFORD BRANCH, as “US Administrative Agent” and “US Collateral Agent”, UBS AG CANADA BRANCH as “Canadian Administrative Agent” and “Canadian Collateral Agent” and WELLS FARGO CAPITAL FINANCE, LLC, as “Co-Collateral Agent”.
“Gentek Building Inc.” has the meaning set forth in the preamble.
“Gentek Building LP” has the meaning set forth in the preamble.
“Gentek Canada” has the meaning set forth in the preamble.
“Gentek Holdings” has the meaning set forth in the preamble.
“Holdings” has the meaning set forth in the preamble.
“LIBOR Rate” means with respect to each calendar month or portion thereof during which Loans are outstanding, (i) the rate per annum determined by the 2016 Lender to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such calendar month) with a term equivalent (or near equivalent) to such calendar month in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such calendar month, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the 2016 Lender to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such calendar month) with a term equivalent to such calendar month in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such calendar month; provided that, if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the relevant calendar month, the LIBO Rate shall be equal to the rate for a period of time which most closely approximates such calendar month as determined in the sole discretion of the 2016 Lender; provided, further, that, the LIBOR Rate shall not be less than 1.00% per annum; provided, further, that, if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBOR Rate will be deemed to be zero. To the extent that there is no reference rate available pursuant to the foregoing, the “LIBOR Rate” shall be deemed to be the ABR (under and as defined in the Existing Credit Agreement) for each day during such calendar month.
“Loan” means the loans evidenced by this Note, and all renewals, replacements, extensions and amendments thereof.
“Maturity Date” has the meaning set forth in Section 4.1.
“Note” means this promissory note and includes all renewals, replacements and amendments hereof.
“Note Document” means any other document related to or delivered in connection with this Note, including but not limited to the Canadian Security Documents and the US Security Documents.
“Obligations” means the Canadian Obligations and the US Obligations.
“Obligor” has the meaning set forth in the preamble.
“Register” has the meaning set forth in Section 17(b).

“Repayment Conditions” means, as of any date of determination with respect to any payment, (a)(i) no Default or Event of Default shall have occurred and be continuing under the Existing Credit Agreement or would result therefrom, (ii) the Excess Availability (Tranche A) on the date of such payment (prior to giving effect thereto) shall be no less than $60,000,000 and (iii) Excess Availability (Tranche A) on the date of such payment (immediately after giving effect thereto) and the projected daily average Excess Availability (Tranche A) for the thirty-day period immediately following the date of such payment shall, in each case, be no less than $32,500,000 and (b) the Borrower shall have delivered to the administrative agents under the Existing Credit Agreement, a certificate of an authorized officer of the Borrower setting forth, in reasonable detail, the calculation of Excess Availability (Tranche A) for each of the periods set forth in the foregoing clauses (a)(ii) and (a)(iii), and the basis therefor.
“Revolving Loan Intercreditor Agreement” means the Revolving Loan Intercreditor Agreement dated as of the date hereof among 2016 Lender and US Collateral Agent, and acknowledged and agreed by Holdings, the Company and the other US Guarantors.
“Secured Parties” means (a) the 2016 Lender and (b) any successors, endorsees, transferees and assigns of the foregoing.
“Specified Subsidiary” means any “Specified Subsidiary” under and as defined in the Existing Credit Agreement.
“2016 Lender” has the meaning set forth in the preamble.
“US Borrowers” has the meaning set forth in the preamble.
“US Guarantee” means the Guarantee dated as of the date hereof made by each US Guarantor in favor of the 2016 Lender.
“US Guarantors” means (a) Holdings, (b) the Company, (c) and each Domestic Subsidiary (other than an Excluded Subsidiary) that is or from time to time becomes a “US Guarantor” under the Existing Credit Agreement.
“US Loan” means the loan to US Borrowers evidenced by this Note, and all renewals, replacements, extensions and amendments thereof.
“US Obligations” means the collective reference to:
(a)    the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Note (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the US Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the US Borrowers or any other US Obligor to any of the Secured Parties under this Note and the other Note Documents,
(b)     the due and punctual performance of all covenants, agreements, obligations and liabilities of the US Borrowers under or pursuant to this Note and the other Note Documents, and
(c)     the due and punctual payment and performance of all the covenants, agreements, and liabilities of each US Obligor under or pursuant to this Note or the other Note Documents.
“US Pledge Agreement” means the Pledge Agreement dated as of the date hereof, entered into by the US Obligors, the other pledgors party thereto and the 2016 Lender with respect to the Obligations.
“US Security Agreement” means the Security Agreement dated as of the date hereof, entered into by the US Obligors, the other grantors party thereto and the 2016 Lender with respect to the Obligations.

“US Security Documents” means, collectively, the US Security Agreement, the US Pledge Agreement, any intellectual property security agreements, the Canadian Pledge Agreement - US Obligations, and each other security agreement or other instrument or document executed and delivered pursuant to Section 9.6 or pursuant to any of the Note Documents to secure or perfect the security interest securing any or all of the US Obligations.
Whenever the sense of this Note requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Section headings are for convenience only and shall not affect the meaning of this document.
Capitalized terms used but not defined herein are used with the meanings assigned to them in the Existing Credit Agreement.

2.	Interest Rate and Fee Provisions

2.1	Interest Rate
The unpaid principal balance of the Loans will bear interest at the applicable LIBOR Rate plus 4.25%. All unpaid interest on the Loan will be paid on the first calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day) and (b) the Maturity Date (defined below).

2.2	Computations of Interest
All computations of interest shall be based on a 360‑day year for the actual number of days elapsed. All calculations of the LIBOR Rate shall be made by the 2016 Lender and shall be conclusive absent manifest error.
For the purposes of the Interest Act (Canada) and with respect to Canadian Borrowers only: (i) whenever any interest or fee payable by the Canadian Borrowers is calculated on any basis other than a full calendar year (the “deemed interest period”), the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to a yearly rate calculated by dividing such interest rate by the actual number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366); and (ii) all calculations of interest payable by the Canadian Borrowers under this Note or any other Note Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

2.3	Maximum Interest Rate; Criminal Rate of Interest; Nominal Rate of Interest
Notwithstanding any provision contained herein, the total liability of US Borrowers for payment of interest pursuant hereto, including any late charges, shall not exceed the maximum amount of interest permitted by applicable law to be charged, collected or received from US Borrower, and if any payments by US Borrower include interest in excess of that maximum amount, 2016 Lender shall apply the excess first to reduce the unpaid balance of the US Loan, then to reduce the balance of any other indebtedness of US Borrowers to 2016 Lender. If there is no such indebtedness, the excess shall be returned to US Borrowers.
If any provision of this Note or any of the other Note Documents would obligate the Canadian Borrowers or any other Person to make any payment of interest or other amount payable to the 2016 Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the 2016 Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), if applicable thereto, then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the 2016 Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to the 2016 Lender under this Note; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the 2016 Lender which would constitute interest for purposes of the Criminal Code (Canada).
Notwithstanding the provisions of this Section 2.3, and after giving effect to all adjustments contemplated hereby, if the 2016 Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada) or other legal prohibition, then the Canadian Borrowers or such other Person shall be entitled, by notice in writing to the 2016 Lender, as the case may be, to obtain reimbursement from the 2016 Lender, as the case may be, in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by the 2016 Lender, as the case may be, to the Canadian Borrowers. Any amount or rate of interest referred to in this Section 2.3 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Obligation remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date of the incurrence of the Obligation to its relevant maturity date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the 2016 Lender shall be conclusive for the purposes of that determination.

2.4	Default Rate
Upon the occurrence and during the continuance of any Event of Default, the interest rate charged on the Loan will automatically increase to a rate of interest equal to 2 percent per annum in excess of the interest rate then applicable to the Loan, from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by 2016 Lender or, absent cure or waiver, until the Loan is repaid in full.
2.5    Upfront Fee
On the date hereof US Borrower and Canadian Borrower, respectively, shall pay the 2016 Lender an upfront fee in an amount equal to 0.125% of the initial amount of the US Loan and Canadian Loan.

3.	Use of Proceeds
Proceeds of the Loan shall be used to pay for the working capital needs of Borrowers and their Subsidiaries, costs and expenses associated with this Note and for other general corporate purposes.

4.	Payments
4.1    (a) US Borrower shall pay to 2016 Lender the entire unpaid principal balance of the US Obligations and (b) Canadian Borrower shall pay to 2016 Lender the entire unpaid principal balance of the Canadian Obligations, in each case on the date that is the earlier of (i) June 18, 2018 and (ii) 30 days prior to the maturity date of the Senior Secured Notes, or, if such date is not a Business Day, the next preceding Business Day (the “Maturity Date”).
4.2    All sums payable to 2016 Lender under to this Note shall be paid directly to 2016 Lender in immediately available United States funds. All payments hereunder shall be made to the 2016 Lender free and clear of all claims and without deduction, set-off or counterclaim, at the office of the 2016 Lender on the date when due, or as otherwise mutually agreed to by the Borrowers and the 2016 Lender. Whenever any payment to be made hereunder becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

5.	Prepayments
5.1    Voluntary.    Subject to the Revolving Loan Intercreditor Agreement, upon one Business Day’s prior written notice, Borrowers shall have the right, at any time and without penalty or premium, to prepay the whole or any part of the Loan. All prepayments shall be applied first to accrued interest on the Loan and then to the outstanding principal balance of the Loan.
5.2    Mandatory.    The US Obligors shall repay in full US Obligations and the Canadian Obligors shall repay in full the Canadian Obligations on the Business Day immediately following the date that the Repayment Conditions have been met.
5.3    No Additional Borrowings. No Loan may be reborrowed after repayment thereof.
5.4    US Borrowers and Canadian Borrowers. All payments by Canadian Borrowers shall be applied to Canadian Obligations. All payments by US Borrowers shall be first applied to US Obligations and second applied to Canadian Obligations.

6.	Guarantee and Security
The US Obligations shall be guaranteed pursuant to the US Guarantee. The US Obligations shall be secured pursuant to the US Pledge Agreement, the Canadian Pledge Agreement- US Obligations, the US Security Agreement and the other US Security Documents on a first lien basis subject to the Intercreditor Agreement and the Revolving Loan Intercreditor Agreement.
The Canadian Obligations shall be guaranteed pursuant to the Canadian Guarantee and US Guarantee. The Canadian Obligations shall be secured pursuant to the Canadian Pledge Agreement-Canadian Grantors, the Canadian Pledge Agreement - US Obligations, the US Pledge Agreement, the Canadian Security Agreement, the Deed of Hypothec, the US Security Agreement and the other Canadian Security Documents on a first lien basis subject to the Intercreditor Agreement and the Revolving Loan Intercreditor Agreement.
Notwithstanding anything herein to the contrary, the 2016 Lender acknowledges that the lien and security interest granted to the 2016 Lender pursuant to the Note Documents and the existence of any right or remedy by the 2016 Lender thereunder are subject to the provisions of the Intercreditor Agreements. In the event of a conflict between the terms of the Intercreditor Agreements and any Note Document, the terms of the applicable Intercreditor Agreement shall govern and control.

7.	Reimbursement for Out-of-Pocket Costs; Indemnification
Subject to Section 5.4, Borrowers will pay on demand (a) all documented out-of-pocket costs (including reasonable and documented costs, fees and disbursements of counsel to 2016 Lender) incurred by 2016 Lender in connection with the negotiation of the terms of this Note and (b) all reasonable and documented out-of-pocket costs incurred by 2016 Lender in enforcing the obligations evidenced by this Note, including all attorneys’ fees, whether or not a civil action or similar proceeding (including claims and adversary proceedings in the bankruptcy court) is commenced or pursued to judgment or an appeal thereof is filed or pursued to completion. Interest will accrue on the unpaid balance of such costs at the default rate from the 5th day following the demand until such costs are paid.
Section 13.5 of the Existing Credit Agreement is hereby incorporated herein and deemed made by Holdings, Company and Borrowers, mutatis mutandis, for the benefit of the 2016 Lender on the date hereof.

8.	Holdings, Company and Borrowers’ Representations and Warranties
Each of Holdings, Company and Borrowers acknowledges and agrees that, by this reference, the representations and warranties contained in Section 8 of the Existing Credit Agreement are hereby incorporated herein and deemed made by Holdings, Company and Borrowers, mutatis mutandis, for the benefit of the 2016 Lender on the date hereof.
Additionally, each of Holdings, Company and Borrowers make the following representations and warranties to, and agreements with, the 2016 Lender:

(a)    Each of Holdings, Company and Borrowers has the corporate power and authority to execute and deliver this Note and to perform the terms and conditions hereof and has taken all necessary action to authorize the execution and delivery of this Note.
(b)    This Note, when executed and delivered by a duly authorized officer of each of Holdings, Company and Borrowers, will constitute the legal, valid and binding obligation of each of Holdings, Company and Borrowers enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(c)    The execution and delivery of this Note and the performance of the transactions contemplated herein, in accordance with the terms and conditions hereof, will not:
(i)    violate any provision of any Organizational Documents of each of Holdings, Company and Borrowers;
(ii)    contravene any existing provision of any material Applicable Law of any Governmental Authority; or
(iii)    conflict or be inconsistent with, or result in any breach or violation of, any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of each of Holdings, Company and Borrowers pursuant to the terms of any contractual restriction or undertaking under any indenture, mortgage, deed of trust, agreement or other instrument to which any of Holdings, Company or the Borrowers is a party or by which any of Holdings, Company or the Borrowers or any of their assets may be bound, except to the extent that any such conflict, breach, contravention, default, creation or imposition could not reasonably be expected to result in a Material Adverse Effect.
(d)    No event which constitutes or would constitute, with the giving of notice or lapse of time, or both, an Event of Default has occurred and is continuing.

9.	Covenants
9.1    General. Each of Holdings, Company and each Borrower acknowledges and agrees that, by this reference, the affirmative and negative covenants contained in Section 9 and 10, respectively, of the Existing Credit Agreement are hereby incorporated herein, mutatis mutandis, and each of Holdings, Company and each Borrower agrees to be bound thereby, as if fully set forth herein; provided, that to the extent any provision so incorporated includes a right to consent, notice to or waiver by any Person other than the 2016 Lender or an Obligor, the 2016 Lender shall be deemed to be the applicable Person.

9.2    Prohibition on Changes to Borrowing Base and Increases of Indebtedness. Borrowers acknowledge and agree that 2016 Lender is making the Loans to Borrowers hereunder in reliance upon the value of the Collateral and, in particular, the Revolving Priority Collateral such that if the Existing Credit Agreement were to (a) change advance rates or (b) otherwise modify any of the definitions related to the Borrowing Base in a manner which would result in the increase of availability under the Existing Credit Agreement the 2016 Lender will suffer irreparable harm.

As such, Obligors will not, and will not permit any of their Restricted Subsidiaries to, (i) amend, waive, supplement, restate or otherwise modify the Existing Credit Agreement or any other Credit Document with respect to any matter (A) described in Section 13.1(c) of the Existing Credit Agreement, (B) described in Section 2.15 of the Existing Credit Agreement, or (C) that increases the aggregate amount of the Commitments, “Loans” or other Indebtedness under the Existing Credit Agreement or any Credit Document, (ii) except pursuant to Section 2.1(d) of the Existing Credit Agreement, seek any extensions of credit thereunder that would result in negative Excess Availability (Tranche A), negative US Tranche A Excess Availability or negative Canadian Tranche A Excess Availability, (iii) incur any New Revolving Credit Commitments or any other Indebtedness pursuant to Section 2.15 of the Credit Agreement without the prior written consent of the 2016 Lender, or (iv) incur or otherwise permit to be outstanding any commitments, loans or other Indebtedness under the Existing Credit Agreement or any Credit Document which is secured on a junior basis with the obligations under the Existing Credit Agreement but is senior to or has the same priority as the Obligations.

9.3    [Reserved].

9.4    Payments. The Borrowers shall punctually pay all amounts due under this Note at the times and on the dates specified herein and shall duly perform and observe all of its other obligations under this Note.

9.5    Notices. The Borrowers shall, promptly upon becoming aware thereof, notify the 2016 Lender of the occurrence of any Event of Default or the occurrence of any event which, with the giving of notice or lapse of time or both, would constitute an event of default or breach under any other agreement to which any Borrower is a party or by which its assets may be bound.

9.6    Further Assurances.

(a)    The Obligors will, and will cause each other guarantor that becomes a guarantor under the Existing Credit Agreement or the Senior Secured Notes Indenture after the date hereof, to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the 2016 Lender may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Obligors and their Restricted Subsidiaries.
(b)    Subject to any applicable limitations set forth in the Existing Credit Agreement and the Senior Secured Notes Indenture and in any document related thereto, if any assets (excluding any Real Property unless requested by 2016 Lender at any time an Event of Default has occurred and is continuing) or any interest therein) constitute Collateral pursuant to the Existing Credit Agreement and/or the Senior Secured Notes Indenture as of the date hereof or at any time hereafter, the Company will promptly notify the 2016 Lender thereof and, upon the request of the 2016 Lender, will promptly cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other Obligors to take, such actions as shall be necessary or reasonably requested by the 2016 Lender to grant and perfect such Liens consistent with the applicable requirements under the Existing Credit Agreement and the Senior Secured Notes Indenture, all at the expense of the Obligors and their Restricted Subsidiaries.

10.	Events of Default
10.1    Each of Holdings, Company and each Borrower acknowledges and agrees that, by this reference, the events of default contained in Section 11 of the Existing Credit Agreement are hereby incorporated herein, mutatis mutandis, and Holdings, Company and each Borrower agrees to be bound thereby, as if fully set forth herein. Furthermore, each of Holdings, Company and each Borrower acknowledge and agree that if at any time an Event of Default has occurred or is continuing under the Existing Credit Agreement, whether or not waived, removed by amendment or otherwise modified, such event shall constitute an “Event of Default” hereunder until such time as 2016 Lender has waived such event. Furthermore, each of Holdings, Company and each Borrower acknowledge and agree that upon the occurrence of any of the following specified events, an “Event of Default” shall have been deemed to have occurred under this Note:
(a) Payments. The Borrowers shall (i) default in the payment when due of any principal of the Loan or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loan or any fees or of any other amounts owing hereunder or under any other Note Document; or
(b) Representations, etc. Any representation, warranty or statement made or deemed made by any Obligor herein or in any other Note Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
(c) Guarantee. The Canadian Guarantee or US Guarantee or any material provision thereof shall cease to be in full force or effect or any Canadian Guarantor, US Guarantor or any Obligor shall deny or disaffirm in writing any Obligor’s obligations under the Canadian Guarantee or US Guarantee;
(d) Security Documents. Any of the Canadian Security Documents, US Security Documents or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof) or any grantor, pledgor or mortgagor thereunder or any Obligor shall deny or disaffirm in writing any grantor’s, pledgor’s or mortgagor’s obligations under such Canadian Security Document or US Security Document; or
(e) Bankruptcy, etc. The Company or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” or under the Bankruptcy Code; or an involuntary case, proceeding or action is commenced against the Company or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the Company or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code), receiver, receiver and manager, trustee or similar Person is appointed for, or takes charge of, all or substantially all of the property of the Company or any Specified Subsidiary; or the Company or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Specified Subsidiary; or there is commenced against the Company or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or any order of relief or other order approving any such case or proceeding or action is entered; or the Company or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any Specified Subsidiary for the purpose of effecting any of the foregoing.
All the events incorporated by reference herein and otherwise specified to be “Events of Default” hereunder are each an “Event of Default”.

11.	Remedies
After the occurrence and during the continuation of an Event of Default (other than under Section 11.5 of the Existing Credit Agreement), 2016 Lender may, but shall not be obligated to by notice to Company, immediately demand payment of this Note and may immediately proceed to exercise all rights and remedies that 2016 Lender may have against Obligors and any Collateral. All rights and remedies of 2016 Lender are cumulative and not exclusive and the commencement or partial exercise of any such right or remedy shall not preclude 2016 Lender from the exercise of any other right or remedy until the debts evidenced by this Note are paid in full in cash.
After the occurrence of any Event of Default under Section 10.1(e) of this Note or Section 11.5 under the Existing Credit Agreement, the outstanding principal amount of and all accrued interest on this Note shall become immediately due and payable without any declaration or any other act on the part of the 2016 Lender.
No failure on the part of the 2016 Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.	No Borrowers Assignment; Successors and Assigns
No Borrower shall have the right to assign its rights or obligations under this Note. Subject to the foregoing restrictions on assignment by Borrowers, this Note shall bind and inure to the benefit of the respective successors and assigns of each Borrower and 2016 Lender. The 2016 Lender may assign this Note with the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed) (provided no consent shall be required at any time an Event of Default has occurred or is continuing); provided that such transfer must be reflected in the Register (as provided in Section 17(b)) and such assignee agrees to be bound by the Intercreditor Agreements. This Note is exchangeable for an equal aggregate principal amount of notes of different denominations (in integral multiples of $1,000 principal amount), as requested by the 2016 Lender surrendering the same. No service charge will be charged to the 2016 Lender for such registration, transfer or exchange.

13.	Integration
This Note is the final and complete expression of the agreement of the parties and is intended to supersede any prior or contemporaneous oral or written understandings and agreements relating to this Note. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Borrowers and the 2016 Lender.

14.	Savings Clause
If any term of this Note is hereafter determined to be illegal or unenforceable, that term will be deemed deleted without invalidating the remaining terms and, to the fullest extent permitted by law, each Borrower hereby waives any provision of law that renders any term illegal or unenforceable.

15.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL
(a)    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH PARTY HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, WHICH EACH OBLIGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OBLIGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH OBLIGOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE

BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER OBLIGOR. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO OBLIGOR AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 5 DAYS AFTER SUCH MAILING. EACH OBLIGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF 2016 LENDER OR THE HOLDER OF THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.
(b)    EACH OBLIGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OBLIGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTION CONTEMPLATED HEREBY.

16.	Notices
All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made, or served if made in writing and delivered personally, sent via facsimile, or mailed by first class mail, postage prepaid, to each Borrower or 2016 Lender, as the case may be. For purposes of this Note, the address of 2016 Lender and each Borrower shall be as set forth in Schedule 16 attached hereto. The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the person to whom such communication was sent.

17.	Certain Tax Provisions
(a)     Form W-9. On or prior to the date hereof, 2016 Lender shall deliver to Borrower two copies of United States Internal Revenue Service Form W-9, properly completed and duly executed by the 2016 Lender.
(b)     Book Entry. Borrower shall maintain a register for the recordation of the name and address of 2016 Lender and any of the 2016 Lender’s assignees and principal amount of the Loan owed to 2016 Lender and any of the 2016 Lender’s assignees pursuant to the terms hereof from time to time (the “Register”). Any transfer of ownership of an interest in the Loan is required to be reflected in the Register. The entries in the Register shall be conclusive, and Borrower, 2016 Lender and any of 2016 Lender’s assignees may treat each person whose name is recorded in the Register pursuant to the terms hereof as a 2016 Lender hereunder for all purposes of this Note.

18.	Judgment Currency

(a)    If for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the 2016 Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the 2016 Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.
(b)    The obligations of the Borrowers in respect of any sum due in the Original Currency from it to the 2016 Lender under any of the Note Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the 2016 Lender of any sum adjudged to be so due in the Other Currency, the 2016 Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the 2016 Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding the judgment, to indemnify the 2016 Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the 2016 Lender in the Original Currency, the 2016 Lender shall remit such excess to the Borrowers.

19.	General
(a)    All reimbursements and payments other than payments of principal and interest required by this Note shall be immediately due and payable on demand.
(b)    Each Borrower waives all notices required by law; including without limitation presentment and demand for payment, protest, notice of protest and notice of demand, protest, dishonor and nonpayment.
(c)    Time is of the essence for purposes of this Note.
19.     Counterparts
This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Note by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Note.

* * * * *

ASSOCIATED MATERIALS INCORPORATED,
as Holdings
By: ___________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
ASSOCIATED MATERIALS, LLC,
as a US Borrower
By:___________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
GENTEK HOLDINGS, LLC,
as US Borrower
By:___________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
GENTEK BUILDING PRODUCTS, INC.,
as a US Borrower
By:__________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer
AMH NEW FINANCE, INC.
as a US Obligor
By:____________________________________________
Name: Scott Stephens

Title:	Executive Vice President and Chief Financial Officer

ASSOCIATED MATERIALS CANADA LIMITED,
as a Canadian Borrower
By:_________________________________________
Name:
Title:
GENTEK CANADA HOLDINGS LIMITED,
as a Canadian Borrower
By:__________________________________________
Name:
Title:
GENTEK BUILDING PRODUCTS LIMITED PARTNERSHIP, by its general partner
GENTEK CANADA HOLDINGS LIMITED,
as a Canadian Borrower
By:___________________________________________
Name:
Title:

Acknowledged and Agreed:
As of the date first above written:

H&F FINCO LLC
By: Hellman & Friedman Capital Partners VI, L.P., its managing member
By: Hellman & Friedman Investors VI, L.P., its general partner
By: Hellman & Friedman LLC, its general partner

By:_________________________________________
Name:
Title:

Schedule 16
Notices

H&F FINCO LLC
c/o Hellman & Friedman
One Maritime Plaza, 12th Floor
San Francisco, California 94111
Attn: Eric Ragatz
Email: erik@hf.com

US Borrowers
c/o Associated Materials, LLC
3773 State Road
Cuyahoga Falls, Ohio 44223
Attn: Bill Horvath, Treasurer
Email: bhorvath@associatedmaterials.com